As filed with the Securities and Exchange Commission on October 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park,
Building No. 5, Haifa, Israel 3508409
Telephone: + 972 (0)74 710 8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 6, 2026

PROSPECTUS

2,228,940 Common Shares Issuable Upon the Exercise of Warrants

The selling shareholder identified in this prospectus may offer from time to time up to 2,228,940 of our common shares, $0.00001 par value per share, or the Common Shares issuable upon the exercise of warrants.

This prospectus describes the general manner in which the shares may be offered and sold by the selling shareholder. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of the shares by the selling shareholder; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $3,677,751, based on an exercise price of $1.65, if all warrants are exercised. See “Use of Proceeds.” We will pay the expenses of registering these common shares. The selling shareholder may sell all or a portion of the shares from time to time in market transactions through any market on which our shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “PLUR.” On October 5, 2026, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $1.04 per share.

Investing in our Common Shares involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2026.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Our name and logo and the names of our products are our trademarks or registered trademarks. Unless the context otherwise requires, references in this prospectus to “Pluri,” the “Company”, “we,” “us,” and “our” refer to Pluri Inc. and its subsidiaries as required by the context.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholder identified in this prospectus may offer from time to time up to 2,228,940 Common Shares issuable upon the exercise of warrants. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in this prospectus or any prospectus supplement the statement in the document having the later date modifies or supersedes the earlier statement.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Shares. Before you decide to invest in our Common Shares, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

Our Company

We are a biotechnology company leveraging our proprietary three-dimensional, or 3D, cell expansion platform, which is supported by an in-house, industrial-scale cell manufacturing facility and operates in accordance with Good Manufacturing Practice standards on a self-declared basis. Our platform is designed to enable scalable, cost-efficient and reproducible expansion of human, plant and animal cells and supports cell-based products, services, therapeutics and related technologies across two primary application areas: (i) Human Health and Longevity, and (ii) Foodtech and Bio-Farming.

Our proprietary 3D cell expansion platform is the technological and manufacturing foundation for both business areas, designed to enable scalable, cost-efficient and reproducible production of cell-based products. It uses a synthetic scaffold to create a 3D environment in which adherent or non-adherent cells can grow in a tissue-like setting, and our automated manufacturing process is intended to support monitored, controlled and consistent production of high-quality cell products at scale. We also developed PluriMatrix, an industrial-scale cell manufacturing system built on this platform, to support commercially relevant cell production volumes.

Corporate Information

Our address is MATAM Advanced Technology Park, Building No. 5, Haifa, Israel 3508409 and our telephone number is +972 (0)74 7108600. Our corporate website is: www.pluri-biotech.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

We were incorporated as a Nevada corporation in 2001. We have a wholly owned subsidiary, Pluri Biotech Ltd., or Pluri Biotech, which is incorporated under the laws of the State of Israel. Pluri Biotech wholly owns: (i) Pluristem GmbH, or the German Subsidiary, which is incorporated under the laws of Germany, (ii) Coffeesai Ltd., or Coffeesai, which is incorporated under the laws of the State of Israel, and (iii) Cellav Health and Aesthetics Ltd., or Cellav, which is incorporated under the laws of the State of Israel. Pluri Biotech also majority owns (i) Ever After Foods Ltd., or Ever After, which is incorporated under the laws of the State of Israel, and (ii) Kokomodo Ltd., or Kokomodo, which is incorporated under the laws of the State of Israel. Ever After wholly owns Fishway BV, or Fishway, which is incorporated under the laws of Belgium. The German Subsidiary, Coffeesai, Cellav, Ever After, Fishway and Kokomodo are referred to collectively as the “Company” or “Pluri”.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholder identified in this prospectus may offer from time to time up to 2,228,940 Common Shares issuable upon the exercise of warrants. The selling shareholder may sell its Common Shares from time to time at prevailing market prices.

Common Shares Offered:	Up to 2,228,940 of our Common Shares issuable upon the exercise of warrants.

Common Shares Outstanding Prior to this Offering:	12,611,335

Use of Proceeds	We will not receive additional proceeds from the sale of the 2,228,940 Common Shares subject to resale by the selling shareholder under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $3,677,751, based on an exercise price of $1.65 per warrant, if all warrants are exercised. See “Use of Proceeds.”

Risk Factors:	An investment in the Common Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol	Our Common Shares are listed on the Nasdaq Capital Market under the symbol “PLUR.”

Unless we indicate otherwise, all information in this prospectus supplement is based on 12,611,335 of our Common Shares outstanding as of October 5, 2026, and excludes:

●	163,583 Common Shares issuable upon the exercise of outstanding stock options;

●	411,852 Common Shares reserved for future issuances under our equity compensation plan;

●	20,500 Common Shares issuable upon the vesting of outstanding restricted stock and restricted stock units

●	765,000 Common Shares issuable upon the exercise of outstanding pre-funded warrants; and

●	2,984,092 Common Shares issuable upon the exercise of outstanding warrants.

RISK FACTORS

An investment in our Common Shares involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Shares. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Shares could decline as a result of any of these risks. You could lose all or part of your investment in our Common Shares. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive additional proceeds from the sale of the 2,228,940 Common Shares subject to resale by the selling shareholder under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to approximately $3,677,751, based on an exercise price of $1.65 per warrant, if all warrants are exercised. We intend to use any such proceeds for corporate development and general purposes and working capital. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholder.

SELLING SHAREHOLDER

The Common Shares being offered by the selling shareholder listed below (or its successors and assigns) were issued pursuant to the terms of a securities purchase agreement dated August 26, 2026.

On August 26, 2026, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with the selling shareholder pursuant to which we agreed to issue and sell in a registered direct offering, registered under the Securities Act of 1933, as amended, or the Securities Act, an aggregate of (i) 1,200,000 Common Shares, or the Shares, and (ii) pre-funded warrants, or the Pre-Funded Warrants to purchase up to 1,028,940 Common Shares. Each Share was offered and sold at an offering price of $1.50 before deducting placement agent fees and other offering expenses, and each Pre-Funded Warrant was offered and sold at an offering price of $1.49999 which is equal to the offering price per share less the $0.00001 exercise price of each Pre-Funded Warrant, before deducting placement agent fees and other offering expenses.

Additionally, pursuant to the Securities Purchase Agreement, we agreed to issue to the selling shareholder, in a concurrent private placement, common purchase warrants to purchase one Common Share for each Share or Pre-Funded Warrant purchased in the offering for an aggregate of 2,228,940 Common Shares. The warrants are initially exercisable six (6) months following their issuance and will be exercisable for a period of five (5) years from the initial exercise date. The exercise price of the warrants is $1.65 per share. The proceeds to us from this offering were $2,984,798, after deducting placement agent fees and other estimated offering expenses, which we are using for corporate development and general purposes and working capital.

The selling shareholder may sell all, some or none of its Common Shares in this offering. See “Plan of Distribution.” To our knowledge, the selling shareholder does not have, and has not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The selling shareholder participated in the transaction giving rise to this offering.

Any selling shareholder who is an affiliate of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, the selling shareholder is not an affiliate of a broker-dealer and there are no participating broker-dealers.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who are able to use this prospectus to resell the Common Shares registered hereby.

	Number of Common Shares Beneficially		Maximum Number of Common Shares to		Number of Common Shares Beneficially Owned Immediately After Sale of Maximum Number of Common Shares in this Offering
Name of Selling Shareholder	Owned Prior to Offering(1)		be Offered in this Offering		Number of Common Shares(1)(2)	Percentage of Class (1)(2)
Armistice Capital, LLC (5)	1,290,100	(3)	2,228,940	(4)	1,290,100	9.99%

*	less than 1%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to warrants currently exercisable, or exercisable within 60 days of October 5, 2026, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder. Notwithstanding the foregoing, the selling shareholder may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants and/or pre-funded warrant as a result of certain contractual beneficial ownership limitations contained therein.

(2)	Assumes all of the Common Shares offered are sold. Percentage ownership is based on 12,611,335 Common Shares issued and outstanding on October 5, 2026.

(3)	Consists of (i) 987,518 Common Shares, (ii) 302,582 Common Shares issuable upon the exercise of Pre-Funded Warrants. Does not include (i) 462,418 Common Shares issuable upon the exercise of Pre-Funded Warrants and (ii) 2,228,940 Common Shares issuable upon the exercise of warrants. The warrants are initially exercisable six (6) months following their issuance and will be exercisable for a period of five (5) years from the initial exercise date. The warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 4.99%, which is a contractual blocker that prevents the holder from exercising such warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 4.99% of the outstanding Common Shares. The Pre-Funded Warrants are exercisable until exercised in full. Pursuant to the terms of the warrants, the holder may, upon 61 days’ written notice to the Company, increase or decrease the beneficial ownership limitation, provided that such limitation may not exceed 9.99% of the number of common shares outstanding immediately after giving effect to the applicable exercise.

(4)	Consists of 2,228,940 Common Shares issuable upon the exercise of warrants. See footnote (3) above.

(5)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, or the Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

We may require the selling shareholder to suspend the sales of the Common Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling shareholder not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling shareholder may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Amended and Restated Articles of Incorporation, as amended, or Articles, and Amended and Restated Bylaws, or Bylaws, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes, or NRS.

As of October 5, 2026, our authorized capital stock consists of thirty-seven million five hundred thousand (37,500,000) common shares, of which there were 10,824,311 shares outstanding as of June 30, 2026, and 1,000,000 shares of “blank check” preferred stock, none of which are outstanding. The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, copies of which are referenced as exhibits herein, and the provisions of the Nevada Revised Statutes. Except for our ability to issue additional securities, including preferred stock with terms that may be determined at a later date by our board of directors, or the Board, there are no provisions in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in our control.

Common Shares

The holders of common shares vote together as on class on all matters as to which holders of common shares are entitled to vote. Except as otherwise required by applicable law and subject to the preferential rights of any outstanding preferred stock, all voting rights are vested in and exercised by the holders of common shares with each holder of one common share being entitled to one vote including in all elections of directors. In the event of liquidation, holders of the common shares are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of the common shares have no cumulative voting rights and no preemptive or other rights to subscribe for shares. Holders of common shares are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor.

Blank Check Preferred Stock

Our Board of Directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Transfer Agent

Equiniti Trust Company, LLC is the registrar and transfer agent for our common shares. Their address is 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, telephone: (929) 502-2760 (800) 937-5449.

Nevada Anti-Takeover Statutes

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an opt-out election in our Articles.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 to 78.3793 prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statutes specify three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with Nevada’s dissenter’s rights statutes. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes in our Articles or Bylaws.

Further, certain provisions of the Company’s Articles and Bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. For example, the Company’s Articles and Bylaws include provisions that:

●	Allow the Board, by a majority vote of the entire Board at any meeting, to amend the Company’s Bylaws, including bylaws adopted by the shareholders (but the shareholders, by a 66% vote, may specify particular provisions of the Bylaws that may not be so amended by the Board);

●	provide that shareholders may call a special meeting of the Company’s shareholders only if such call is made by shareholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote;

●	the Board may from time to time increase or decrease the number of directors then comprising the Board (within the range of one and thirteen, as prescribed by the Articles), and may from time to time fill any vacancies, if any, on the Board; and

●	empower the Board to issue from time to time one or more series of Preferred Shares, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of Preferred Shares may differ with respect to such matters among such series of Preferred Shares as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights.

PLAN OF DISTRIBUTION

We are registering the sale of 2,228,940 Common Shares issuable upon the exercise of warrants offered under this prospectus on behalf of the selling shareholder. The selling shareholder, which, as used herein include donees, pledgees, transferees, or other successors-in-interest selling those Common Shares or interests in those Common Shares received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the subject Common Shares on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the subject Common Shares owned by such shareholder and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the subject Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholder to include the pledgee, transferee, or other successors in interest as a selling shareholder under this prospectus. The selling shareholder may use any one or more of the following methods when disposing of its shares pursuant to this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	combination of any such methods of sale; or;

●	any other method permitted pursuant to applicable law

In connection with the sale of Common Shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholder may also sell Common Shares short and deliver these securities to close out its short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

If the Common Shares are sold through broker dealers, the selling shareholder will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the selling shareholder from the sale of the Common Shares offered by it will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering (although we will receive proceeds from the exercise of the warrants and pre-funded warrants under which the Common Shares being sold in this offering will be issued).

The selling shareholder may also resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers, or agents that participate in the sale of our Common Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus or, to the extent permissible, in a supplement to this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares to be sold under this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholder and any other person participating in a distribution of the Common Shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholder and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares under this prospectus to engage in market-making activities with respect to the Common Shares.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholder that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the Common Shares that may be offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2026 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1C to the financial statements) have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is https://pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Shares offered hereby.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to our Common Shares offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2026 filed with the SEC on September 10, 2026;

(b)	Our Current Reports on Form 8-K filed with the SEC on July 13, 2026 and July 14, 2026, August 17, 2026, and August 28, 2026; and

(c)	The description of our common shares contained in the Registration Statement on Form 8-A filed on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, Attention: Hagit Gal, General Counsel.

2,228,940 Common Shares Issuable Upon the Exercise of Warrants

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of approximate expenses to be incurred by us in connection with the distribution of the Common Shares registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$191.01
Legal fees and expenses	$25,000
Accounting fees and expenses	$3,000
Miscellaneous fees and expenses	$3,000
Total	$31,191.01

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, limitations on director and officer individual liability to a company or its shareholders or its creditors for monetary liabilities apply automatically by statute unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Nevada. In addition, our Articles of Incorporation provide that a director or officer of the company shall not be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer, but such statement shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the provisions described in this paragraph by stockholders of the company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for acts or omissions prior to such repeal or modification.

Further, our Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the company, or who is serving at the request of the company as a director or officer of another company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification will be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the company. Such right of indemnification will not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights as described above in this paragraph.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We have obtained directors and officers insurance for the benefit of our directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Composite Copy of the Company’s Articles of Incorporation as amended on March 27, 2024 (incorporated by reference to Exhibit 3.3 of our quarterly report on Form 10-Q filed on May 9, 2024).
3.2	Amended and Restated By-Laws amended on September 10, 2020 (incorporated by reference to Exhibit 3.3 of our annual report on Form 10-K filed on September 10, 2020).
3.3	Articles of Merger between Pluristem Therapeutics Inc. and Pluri Inc. (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on July 25, 2022).
3.4	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 27, 2024 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on April 1, 2024)
3.5	Certificate of Correction to the Certificate of Change, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 28, 2024 (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K filed on April 1, 2024).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K filed on August 28, 2026).
5.1*	Opinion of Sullivan & Worcester LLP
10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on August 28, 2026).
23.1*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(C) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haifa, Israel on the 6th day of October 2026.

PLURI INC.

By:	/s/ Yaky Yanay
	Name:	Yaky Yanay
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Pluri Inc., a Nevada corporation, do hereby constitute and appoint Yaky Yanay and Liat Zalts, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	October 6, 2026
Yaky Yanay	(Principal Executive Officer)

/s/ Liat Zalts	Chief Financial Officer and Treasurer	October 6, 2026
Liat Zalts	(Principal Financial and Accounting Officer)

/s/ Alexandre Weinstein	Chairman of the Board of Directors	October 6, 2026
Alexandre Weinstein

/s/ Rami Levi	Director	October 6, 2026
Rami Levi

/s/ Maital Shemesh-Rasmussen	Director	October 6, 2026
Maital Shemesh-Rasmussen

/s/ Doron Shorrer	Director	October 6, 2026
Doron Shorrer

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